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                                                                    EXHIBIT 3.2

                                     BYLAWS
                                       OF
                                O. I. CORPORATION


                               ARTICLE I. OFFICES

            The principal office of the Corporation in the State of Oklahoma shall be located in the city of Oklahoma City, County of Oklahoma. The Corporation may have such other offices, either within or without the State of Oklahoma, as the Board of Directors may designate or as the business of the Corporation may require from time to time.


                            ARTICLE II. SHAREHOLDERS

            SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held on the first Tuesday in the month of May at the hour of three o'clock p.m., or such other time as may be determined by resolution of the Board of Directors, beginning with the year 1986, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Oklahoma, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

            SECTION 2. Special Meeting. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors.

            SECTION 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Oklahoma, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Oklahoma, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Oklahoma.

            SECTION 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting or if otherwise required by law, the purpose or purposes for which the meeting is called, shall be delivered not less than three nor more than sixty (60) days before the date of the meeting either personally or by mail, by or at the direction of the President or the Secretary, or the office or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the transfer books of the Corporation, with postage thereon prepaid.

            SECTION 5. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders or the day fixed for the payment of any dividend or distribution or the date for the allotment of rights or the date when any change or conversion or exchange of shares shall be made or go


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Bylaws of O.I. Corporation                                                     2


into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting or entitled to receive payments of any such dividend, distribution, or allotment of rights, or to exercise rights in respect to any such change, conversion, or exchange of shares. In the event a record date shall have been fixed as aforesaid for any specified purpose, the stock transfer books of the Corporation shall not be closed in connection therewith.

            SECTION 6. Voting Lists. The officer or agent having charge of the stock ledger of the Corporation shall make, at least two full days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each shareholder, which list, together with the stock ledger, or a duplicate thereof, shall be kept at the place of such meeting for a period of one full day prior to the convening of such meeting, and shall be subject to inspection at any time during such period by any shareholder or person representing any shareholder. Notwithstanding the foregoing, in the event the original or duplicate stock ledger reasonably shows in understandable form all persons entitled to represent shares at such meeting with the number of shares entitled to be voted by each shareholder, it shall not be necessary to prepare and produce the list of shareholders herein above referred to.

            SECTION 7. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at meeting, a majority of the shares so represented may adjourn the meeting from time to time for not more than a total of twenty-nine (29) days without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Any previously scheduled annual or special meeting, may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting. In addition, annual or special meetings of the shareholders may be adjourned, whether or not a quorum is present, by the President or pursuant to a resolution of the Board of Directors. A share shall be treated as being present at a meeting if the holder of such share is (i) present in person at the meeting; or
(ii) represented at the meeting by a valid proxy, whether the instrument granting such proxy is marked as casting of vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the meeting.

            SECTION 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy in a dated, written appointment signed by the shareholder, which appointment shall be filed with the Secretary of the Corporation at or before the meeting at which the shares are to be voted.

            SECTION 9. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at meeting of shareholders. The voting of shares held otherwise than by an individual shall be governed by the provisions of the Oklahoma Business Corporation Act. In determining the number of shares entitled to vote on any matter, shares not voted on a matter (including elections) will not be treated as entitled to vote.

            SECTION 10. Consent and Waiver of Notice.

            (a) Any transactions of the shareholders of the Corporation at any meeting thereof, regardless how or whether call was made or notice given, shall be as valid as though transacted at a meeting duly held after regular call and notice:

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Bylaws of O.I. Corporation                                                     3


                      (i) if such transactions have been or are thereafter approved and ratified at a regular or special shareholders' meeting held upon regular call or notice; or

                      (ii) if a quorum be present either in person or by proxy and if, either before or after the meeting, each of the shareholders entitled to vote and not present in person or by proxy sign a written waiver of notice, or a consent to the holding of such meeting, or any approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the Secretary or made a part of the records of the meeting.

            (b) A waiver of notice, in writing, signed by the person or persons entitled to such notice, whether signed before or after the time stated therein, shall be deemed equivalent to the actual giving of any such notice required by the Oklahoma Business Corporation Act, the Articles of Incorporation of this Corporation or by these Bylaws.

            (c) Any action which pursuant to the Oklahoma Business Corporation Act, the Articles of Incorporation of this Corporation or these Bylaws which might be taken at a meeting of the shareholders, may be taken without a meeting if a record or memorandum thereof be made in writing and signed by all of the holders of shares who would be entitled to vote at meeting for such purpose and such record or memorandum be filed with the Secretary of the Corporation and made a part of the corporate records.

            SECTION 11.           Notice of Shareholder Business and
                                  Nomination of Directors

            (a)       Annual Meetings of Shareholders.

                      (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders shall only be made at an annual meeting of shareholders (A) by or at the direction of the Board of Directors or (B) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 11.

                      (ii) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (B) of paragraph (a)(i) of this Section 11, the
                                  shareholder must have given timely notice
                                  thereof in writing to the Secretary of the
                                  Corporation. To be timely, a shareholder's
                                  notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by
                                  more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (x) the 60th day prior to such annual meeting, and
                                  (y) the 10th day following the day on which
                                  public announcement of the date of such
                                  meeting is first made. Such shareholders'
                                  notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if
                                  elected; (B) as to any
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Bylaws of O.I. Corporation                                                     4



                                  other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholders and the beneficial owner, if any, on whose behalf the proposal is made; (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (I) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (II) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

                      (iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 11 to the contrary, in the event that any person nominated by the Board of Directors of the Corporation for election as a director (other than a person nominated to fill a vacancy created by the death of a director) was not a director or nominee named (A) in the Corporation's proxy statement for the preceding annual meeting or (B) in a public announcement made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting (a "New Nominee"), a shareholder's notice required by this Section 11 shall also be considered timely if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which public announcement is first made by the Corporation of the election or nomination of such New Nominee to the Board of Directors.

                      (iv) The Corporation shall set forth in its proxy statement for each annual meeting of shareholders a summary of the notice provisions of these Bylaws relating to annual meetings of shareholders.

            (b) Special Meeting of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who (A) is a shareholder of record at the time of giving of the notice provided for in this Section 11, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this
Section 11. Shareholders desiring to nominate persons for election to the Board of Directors at such a special meeting of shareholders shall deliver the shareholder's notice required by paragraph (a)(ii) of this Section 11 to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of (x) the 60th day prior to such special meeting and (y) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors, if any, to be elected at such meeting.

            (c) General.

                        (i) Only persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to serve as directors. Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. The chairman of the meeting shall have the power and duty to determine whether a nomination or any


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Bylaws of O.I. Corporation                                                     5


                                business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 11 and, if any proposed nomination or business is not in compliance with this Section 11, to declare that such defective proposal shall be disregarded.

                       (ii) For purposes of this Section 11, "public announcement" shall mean disclosure (i) in a press release reported by the Dow Jones New Service, Associated Press or comparable national news service, (ii) in a notice contained in the Wall Street Journal or other comparable national financial newspaper, (iii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
                                Section 13, 14 or 15(d) of the Exchange Act or
                                (iv) in a general mailing by the Corporation to its shareholders of record given in accordance with these Bylaws.

                      (iii)     Notwithstanding the foregoing provisions of this
                                Section 11, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11.

            SECTION 12. Conduct of Meeting. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting -- the chairman of the board, the chief executive officer, the president, or a vice president. The secretary of the Corporation, or in his absence, an assistant secretary, shall act as secretary of every meeting, but if neither the secretary nor an assistant secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.


                         ARTICLE III. BOARD OF DIRECTORS

            SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

            SECTION 2. Number, Election, Term of Office and Qualification. The Board of directors shall be composed of five (5) members who shall be elected annually by the shareholders. Each director elected shall hold office until his successor shall be elected and qualified at an appropriate annual meeting of the shareholders. Subject to any limitations specified by law or in the Articles of Incorporation, the number of Directors may be increased to as many as (13) or decreased to as few as three (3) by resolutions adopted 80% or more of the members of the Board. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

            SECTION 3. Regular Meeting. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

            SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the
Board of Directors may fix the place for holding any special meeting of the
Board of Directors called by them.
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Bylaws of O.I. Corporation                                                     6



            SECTION 5. Notice. Notice of any special meeting shall be given at least three days prior thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. Such notice shall specify the time, place and purpose of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

            SECTION 6. Quorum. A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

            SECTION 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

            SECTION 8. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless otherwise provided by law. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next selection of one or more Directors by the shareholders or may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

            SECTION 9. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

            SECTION 10. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation within two days after the adjournment of the meeting. No director who voted in favor of such action at the meeting shall have any right to dissent from such action.

            SECTION 11. Executive Committee. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate two or more directors to constitute an Executive Committee, which committee shall have and exercise all of the authority of the Board of Directors in the management of the Corporation, subject only to such limitations as may be provided by law or by the Board of Directors, and to the further limitation that the Executive Committee shall act only in the interval between meetings of the Board of Directors, and shall be subject at all times to the control and direction of the Board of Directors.
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Bylaws of O.I. Corporation                                                     7


            SECTION 12. Action Without Meeting. Any action which might be taken at a meeting of the Board of Directors or of the Executive Committee may be taken without a meeting if a record or memorandum thereof be made in writing and signed by all of the members of the Board of Directors or the Executive Committee, as the case may be, and such record or memorandum is filed with and made a part of the permanent records of the Corporation.

            SECTION 13. Other Committees. In addition to the Executive Committee which may be established pursuant to Section 11 of this Article III, the Board of Directors, by resolution adopted by a majority of the entire Board, may establish other committees of the Board of Directors. Each such committee shall consist of two or more directors. The authority of each committee established by the Board of Directors will be limited to that granted to such committee by the Board of Directors and permitted by applicable law.

            SECTION 14. Minutes. Each committee established by the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

            SECTION 15. Vacancies. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to dissolve, any committee of the Board of Directors.

                              ARTICLE IV. OFFICERS

            SECTION 1. Number. The officers of the Corporation shall be a President, Vice President, a Secretary, a Treasurer and such additional Vice Presidents, other officers, assistant officers and agents as the Board of Directors may designate, deeming the same necessary for the transactions of the business of the Corporation.

            SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

            SECTION 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

            SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

            SECTION 5. President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors, unless the Board of Directors shall designate another person to so preside. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the


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Bylaws of O.I. Corporation                                                     8



Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

            SECTION 6. Vice President. In the absence of the President or in event of his death, inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If there be more than one Vice President, this Section shall apply to such Vice Presidents in the same order in which they appear in the list of officers last elected by the Board of Directors, unless the Board of Directors shall otherwise specifically provide by resolution.

            SECTION 7. Secretary. The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

            SECTION 8. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due any payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these Bylaws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

            SECTION 9. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

            SECTION 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

            SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
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Bylaws of O.I. Corporation                                                     9


            SECTION 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

            SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

             ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

            SECTION 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors so to do and shall bear the impression of the Corporate Seal provided for in Article IX of these Bylaws; provided, however, that in the event the Board of Directors has appointed a Transfer Agent or Registrar, or both, for its shares, the certificates for shares shall bear the name of such Transfer Agent or Registrar, or both, and bear the manual signature of an authorized person of such Transfer Agent or Registrar, or both of them, prior to issuance and the delivery, then and in that event, the signatures and impression of the Corporate Seal referred to herein above may be placed upon such certificates by facsimile. All certificates for shares shall be consecutively numbered or otherwise identified and each certificate shall bear the name or names of the registered owner or owners thereof and the number of shares represented thereby. The certificate number, the date of its issue, the number of shares represented thereby and the name and address of the person or persons to whom the shares were issued, shall be entered on the share ledger of the Corporation. All certificates surrendered to the Corporation or its authorized agent for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation and its agent or agents as the Board of Directors may prescribe.

            SECTION 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                            ARTICLE VII. FISCAL YEAR

            The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December in each year.
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Bylaws of O.I. Corporation                                                    10


                             ARTICLE VIII. DIVIDENDS

            The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon such terms and conditions as may be provided by law and its Articles of Incorporation.

                                ARTICLE IX. SEAL

            The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, "Corporate Seal."

                              ARTICLE X. AMENDMENTS

            The Board of Directors shall have the power to adopt, alter or repeal these Bylaws subject to the power of the shareholders to alter or repeal such Bylaws, provided, however, that the Board of Directors shall not adopt or alter any Bylaw fixing their qualifications, classifications or term of office. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a vote of the shareholders representing a majority of all shares entitled to vote, at any annual or special shareholders' meeting when the proposed amendment has been set out in the notice of such meeting.

                           ARTICLE XI. INDEMNIFICATION

            SECTION 1. Indemnification of Directors and Officers.

            a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was, at any time prior to or during which this Article XI is in effect, a director, officer, employee or agent of the Corporation, or is or was, at any time prior to or during which this Article XI is in effect, serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against reasonable expenses (including attorneys' fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure judgment in its favor by reason of the fact that such person is or was, at any time prior to or during which this Article XI is in effect, a director, officer, employee or agent of the Corporation, or is or was, at any time prior to or during which this Article XI is in effect, serving at the request of the Corporation as a
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Bylaws of O.I. Corporation                                                    11



director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, that no indemnification shall be made under this sub-section (b) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that a court of appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity of such expenses which the court of appropriate jurisdiction shall deem proper.

            c) Any indemnification under sub-sections (a) or (b) (unless ordered by a court of appropriate jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because he has met the applicable standard of conduct set forth in sub-sections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors not parties to such action, suit or proceeding; or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel, in written opinion, selected by the Board of Directors; or (3) by the shareholders. In the event a determination is made under this sub-section (c) that the director, officer, employee or agent has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

            d) Expenses incurred by a person who is or was a director or officer of the Corporation in appearing at, participating in or defending any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by this Article XI.

            e) It is the intention of the Corporation to indemnify the persons referred to in this Article XI to the fullest extent permitted by law and with respect to any action, suit or proceeding arising from events which occur at any time prior to or during which this Article XI is in effect. The indemnification provided herein shall be applicable whether or not negligence or gross negligence of the persons referred to in this Article XI is alleged or proven. The indemnification and advancement of expenses provided by this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be or become entitled under any laws, the Certification of Incorporation, these Bylaws, agreement, the vote of shareholders or disinterested directors or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any such person, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

            f) The indemnification provided by this Article XI shall be subject to all valid and applicable laws, and, in the event this Article or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article XI shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.